Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
757-380-2104

HII Reports Second Quarter 2025 Results

NEWPORT NEWS, Va. (July 31, 2025) - HII (NYSE: HII) today reported results for the second quarter of fiscal 2025.

Highlights
•Second quarter revenues were $3.1 billion
•Second quarter net earnings were $152 million or $3.86 diluted earnings per share
•New contract awards of $11.9 billion, resulting in record backlog of $56.9 billion
•Entered into a strategic partnership with C3 AI to expand our use of digital technologies and apply artificial intelligence to accelerate shipbuilding throughput
•Reaffirming FY25 segment revenue and operating margin guidance1

Second Quarter Results
Second quarter 2025 revenues of $3.1 billion were up 3.5% from the second quarter of 2024, driven by growth at Newport News Shipbuilding, Mission Technologies and Ingalls Shipbuilding.

Operating income in the second quarter of 2025 was $163 million and operating margin was 5.3%, compared to $189 million and 6.3%, respectively, in the second quarter of 2024.

Segment operating income2 in the second quarter of 2025 was $172 million and segment operating margin2 was 5.6%, compared to $203 million and 6.8%, respectively, in the second quarter of 2024. The decreases were driven primarily by less favorable segment results at Newport News Shipbuilding compared to the prior year period.

Net earnings in the quarter were $152 million, compared to $173 million in the second quarter of 2024. Diluted earnings per share in the quarter was $3.86, compared to $4.38 in the second quarter of 2024.

Net cash provided by operating activities in the quarter was $823 million and free cash flow2 was $730 million, compared to net cash used in operating activities of $9 million and free cash flow1 of negative $99 million in the second quarter of 2024.

New contract awards in the second quarter of 2025 were $11.9 billion, bringing total backlog to a record $56.9 billion as of June 30, 2025.

“Second quarter results were largely in line with our expectations as we continue to make steady progress on our operational initiatives for 2025. We have seen early signs that targeted investments are helping to stabilize the workforce and supply chain, in support of the broader maritime industrial base," said Chris Kastner, HII’s president and CEO.

1The financial outlook, expectations and other forward looking statements provided by the company for 2025 and beyond reflect the company's judgment based on information available at the time of this release. Please see the "Forward-looking Statements" section in this release and our Form 10-Q for factors that may impact the company's ability to meet expectations.
2Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Results of Operations

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions, except per share amounts)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Sales and service revenues	$3,082	$2,977	$105	3.5%	$5,816	$5,782	$34	0.6%
Operating income	163	189	(26)	(13.8)%	324	343	(19)	(5.5)%
Operating margin %	5.3%	6.3%		(106) bps	5.6%	5.9%		(36) bps
Segment operating income[1]	172	203	(31)	(15.3)%	343	373	(30)	(8.0)%
Segment operating margin %[1]	5.6%	6.8%		(124) bps	5.9%	6.5%		(55) bps
Net earnings	152	173	(21)	(12.1)%	301	326	(25)	(7.7)%
Diluted earnings per share	$3.86	$4.38	$(0.52)	(11.9)%	$7.66	$8.25	$(0.59)	(7.2)%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenues	$724	$712	$12	1.7%	$1,361	$1,367	$(6)	(0.4)%
Segment operating income	54	56	(2)	(3.6)%	100	116	(16)	(13.8)%
Segment operating margin %	7.5%	7.9%		(41) bps	7.3%	8.5%		(114) bps

Ingalls Shipbuilding revenues for the second quarter of 2025 were $724 million, an increase of $12 million, or 1.7%, from the same period in 2024, primarily driven by higher volumes in surface combatants, partially offset by lower volumes in amphibious assault ships.

Ingalls Shipbuilding segment operating income for the second quarter of 2025 was $54 million, a decrease of $2 million from the same period in 2024. Segment operating margin in the second quarter of 2025 was 7.5%, compared to 7.9% in the same period last year. The decreases were primarily driven by lower performance and lower contract incentives on amphibious assault ships, partially offset by contract adjustments in surface combatants. Prior year amphibious assault ship results benefited from a delivery contract incentive for USS Richard M. McCool Jr. (LPD 29).

Key Ingalls Shipbuilding milestones for the quarter:
•Christened guided missile destroyer Jeremiah Denton (DDG 129)
•Signed MOU with HD Hyundai Heavy Industries to explore opportunities to collaborate on accelerating ship production

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Newport News Shipbuilding

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenues	$1,603	$1,535	$68	4.4%	$2,999	$2,969	$30	1.0%
Segment operating income	82	111	(29)	(26.1)%	167	193	(26)	(13.5)%
Segment operating margin %	5.1%	7.2%		(212) bps	5.6%	6.5%		(93) bps

Newport News Shipbuilding revenues for the second quarter of 2025 were $1.6 billion, an increase of $68 million, or 4.4%, from the same period in 2024. The increase was primarily driven by higher volumes in the Columbia-class submarine program and the Virginia-class submarine program, partially offset by unfavorable cumulative adjustments on aircraft carrier construction, and favorable contract adjustments and incentives in the second quarter of 2024 on the aircraft carrier Refueling and Complex Overhaul (RCOH) program.

Newport News Shipbuilding segment operating income for the second quarter of 2025 was $82 million, a decrease of $29 million from the same period in 2024. Segment operating margin in the second quarter of 2025 was 5.1% compared to 7.2% in the same period last year. The decreases were primarily driven by lower performance in the Virginia-class submarine program and aircraft carrier construction, partially offset by contract incentives on the Virginia-class submarine program and aircraft carrier construction, as well as higher risk retirement on the Columbia-class submarine program. Additionally, prior year results benefited from favorable contract adjustments and incentives on the aircraft carrier RCOH program.

Key Newport News Shipbuilding milestones for the quarter:
•Awarded contract modification for construction of two additional Block V Virginia-class submarines
•Launched Virginia-class submarine Arkansas (SSN 800)
•Celebrated first meal aboard Virginia-class submarine Massachusetts (SSN 798)

Mission Technologies

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenues	$791	$765	$26	3.4%	$1,526	$1,515	$11	0.7%
Segment operating income	36	36	—	—%	76	64	12	18.8%
Segment operating margin %	4.6%	4.7%		(15) bps	5.0%	4.2%		76 bps

Mission Technologies revenues for the second quarter of 2025 were $791 million, an increase of $26 million, or
3.4%, from the same period in 2024. The increases were primarily due to higher volumes in C5ISR and live, virtual, and constructive training solutions.

Mission Technologies segment operating income for the second quarter of 2025 was $36 million, consistent with results in the second quarter of 2024. Segment operating margin in the second quarter of 2025 was 4.6%, compared to 4.7% in the same period last year as changes in contract mix offset the higher volumes noted above.

Mission Technologies results included approximately $23 million of amortization of purchased intangible assets in the second quarter of 2025, compared to approximately $25 million in the same period last year.

Mission Technologies EBITDA margin1 in the second quarter of 2025 was 8.1%, compared to 8.5% in the second quarter of 2024.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Key Mission Technologies milestones for the quarter:
•Received multiple award contract to provide live training solutions to the U.S. Army’s Program Executive Office for Simulation, Training and Instrumentation
•Delivered initial Lionfish small uncrewed undersea vehicles (SUUVs) to the U.S. Navy under multi-year program
•Announced the order of more than a dozen REMUS 300 SUUVs by Hitachi
•Achieved a successful forward-deployed launch and recovery of the Yellow Moray uncrewed undersea vehicle (UUV), a variant of the REMUS 600, from the HII-built USS Delaware (SSN 791), a Virginia-class submarine

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HII Financial Outlook1
•    Reaffirming FY25 segment revenue and operating margin guidance
•FY25 shipbuilding revenue between $8.9 and $9.1 billion; expect shipbuilding operating margin2 between 5.5% and 6.5%
•FY25 Mission Technologies revenue between $2.9 to $3.1 billion, Mission Technologies segment operating margin between 4.0% and 4.5%; and Mission Technologies EBITDA margin2 between 8.0% and 8.5%
•    Increasing FY25 free cash flow2 guidance to between $500 and $600 million

FY25 Outlook[1]
Shipbuilding Revenue	$8.9B - $9.1B
Shipbuilding Operating Margin[2]	5.5% - 6.5%
Mission Technologies Revenue	$2.9B - $3.1B
Mission Technologies Segment Operating Margin	4.0% - 4.5%
Mission Technologies EBITDA Margin[2]	8.0% - 8.5%

Operating FAS/CAS Adjustment	($40M)
Non-current State Income Tax Expense[3]	($15M)
Interest Expense	($110M)
Non-operating Retirement Benefit	$191M
Effective Tax Rate	~21%

Depreciation & Amortization	~$340M
Capital Expenditures	~4% of Sales
Free Cash Flow[2]	$500M - $600M

1The financial outlook, expectations and other forward-looking statements provided by the company for 2025 and beyond reflect the company's judgment based on the information available at the time of this release. Please see the "Forward-looking Statements" section in this release and our Form 10-Q for factors that may impact the company's ability to meet expectations.
2Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking GAAP and non–GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.
3 Outlook is based on current tax law. Variability exists based on how and when individual states conform to recent federal tax law changes.

About HII

HII is a global, all-domain defense provider. HII’s mission is to deliver the world’s most powerful ships and all-domain solutions in service of the nation, creating the advantage for our customers to protect peace and freedom around the world.

As the nation’s largest military shipbuilder, and with a more than 135-year history of advancing U.S. national security, HII delivers critical capabilities extending from ships to unmanned systems, cyber, ISR, AI/ML and synthetic training. Headquartered in Virginia, HII’s workforce is 44,000 strong. For more information, please visit www.HII.com.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.HII.com. A telephone replay of the conference call will be available from noon today through Thursday, August 7th by calling (866) 813-9403 or (929) 458-6194 and using access code 808356.

Cautionary Statement Regarding Forward-Looking Statements and Projections
Statements in this earnings release and in our other filings with the SEC, as well as other statements we may make from time to time, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance," "outlook," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: our dependence on the U.S. Government for substantially all of our business; significant delays or reductions in appropriations for our programs and/or changes in customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans);our ability to estimate our future contract costs, including cost increases due to inflation, labor challenges, changes in trade policy, or other factors and our efforts to recover or offset such costs and/or changes in estimated contract costs, and perform our contracts effectively; changes in business practices, procurement processes and government regulations and our ability to comply with such requirements; adverse economic conditions in the United States and globally; our level of indebtedness and ability to service our indebtedness; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; our ability to attract, retain, and train a qualified workforce; subcontractor and supplier performance and the availability and pricing of raw materials and components; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions; investigations, claims, disputes, enforcement actions, litigation (including criminal, civil, and administrative), and/or other legal proceedings, and improper conduct of employees, agents, subcontractors, suppliers, business partners, or joint ventures in which we participate, including the impact on our reputation or ability to do business; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; natural and environmental disasters and political instability; health epidemics, pandemics and similar outbreaks; and other risk factors discussed herein and in our other filings with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2025	2024	2025	2024
Sales and service revenues
Product sales	$1,957	$1,926	$3,670	$3,713
Service revenues	1,125	1,051	2,146	2,069
Sales and service revenues	3,082	2,977	5,816	5,782
Cost of sales and service revenues
Cost of product sales	1,696	1,627	3,147	3,164
Cost of service revenues	991	918	1,880	1,811
Income from operating investments, net	8	11	21	23
Other income and gains (losses), net	1	1	1	—
General and administrative expenses	241	255	487	487
Operating income	163	189	324	343
Other income (expense)
Interest expense	(28)	(24)	(56)	(45)
Non-operating retirement benefit	47	46	95	90
Other, net	6	5	12	12
Earnings before income taxes	188	216	375	400
Federal and foreign income tax expense	36	43	74	74
Net earnings	$152	$173	$301	$326

Basic earnings per share	$3.86	$4.38	$7.66	$8.25
Weighted-average common shares outstanding	39.4	39.5	39.3	39.5

Diluted earnings per share	$3.86	$4.38	$7.66	$8.25
Weighted-average diluted shares outstanding	39.4	39.5	39.3	39.5

Dividends declared per share	$1.35	$1.30	$2.70	$2.60

Net earnings from above	$152	$173	$301	$326
Other comprehensive income
Change in unamortized benefit plan costs	1	4	2	9
Tax expense for items of other comprehensive income	—	—	—	(2)
Other comprehensive income, net of tax	1	4	2	7
Comprehensive income	$153	$177	$303	$333

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	June 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$343	$831
Accounts receivable, net of allowance for expected credit losses of $2 million as of 2025 and 2024	377	212
Contract assets	1,811	1,683
Inventoried costs	215	208
Income taxes receivable	153	204
Prepaid expenses and other current assets	74	90
Total current assets	2,973	3,228
Property, Plant, and Equipment, net of accumulated depreciation of $2,663 million as of 2025 and $2,583 million as of 2024	3,576	3,450
Operating lease assets	242	239
Goodwill	2,651	2,618
Other intangible assets, net of accumulated amortization of $1,170 million as of 2025 and $1,118 million as of 2024	746	782
Pension plan assets	1,492	1,422
Miscellaneous other assets	418	402
Total assets	$12,098	$12,141
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	650	598
Accrued employees’ compensation	384	392
Short-term debt and current portion of long-term debt	3	503
Current portion of postretirement plan liabilities	124	124
Current portion of workers’ compensation liabilities	203	201
Contract liabilities	969	774
Other current liabilities	417	399
Total current liabilities	2,750	2,991
Long-term debt	2,700	2,700
Pension plan liabilities	142	142
Other postretirement plan liabilities	199	209
Workers’ compensation liabilities	449	443
Long-term operating lease liabilities	206	205
Deferred tax liabilities	359	378
Other long-term liabilities	411	407
Total liabilities	7,216	7,475
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,824,958 shares issued and 39,240,249 shares outstanding as of 2025, and 53,714,128 shares issued and 39,129,419 shares outstanding as of 2024	1	1
Additional paid-in capital	2,066	2,045
Retained earnings	5,290	5,097
Treasury stock	(2,449)	(2,449)
Accumulated other comprehensive loss	(26)	(28)
Total stockholders’ equity	4,882	4,666
Total liabilities and stockholders’ equity	$12,098	$12,141

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30
($ in millions)	2025	2024
Operating Activities
Net earnings	$301	$326
Adjustments to reconcile net cash provided by (used in) operating activities:
Depreciation	110	106
Amortization of purchased intangibles	52	54
Stock-based compensation	33	7
Deferred income taxes	(19)	(28)
Gain on investments in marketable securities	(10)	(11)
Other non-cash transactions, net	9	2
Change in
Accounts receivable	(165)	(239)
Contract assets	(128)	(157)
Inventoried costs	(7)	(12)
Prepaid expenses and other assets	57	(38)
Accounts payable and accruals	272	(164)
Retiree benefits	(77)	(57)
Net cash provided by (used in) operating activities	428	(211)
Investing Activities:
Capital expenditures
Capital expenditure additions	(163)	(165)
Grant proceeds for capital expenditures	3	3
Acquisitions of businesses	(133)	—
Other investing activities, net	2	—
Net cash used in investing activities	(291)	(162)
Financing Activities:
Repayment of long-term debt	(500)	(229)
Proceeds from revolving credit facility borrowings	—	42
Repayment of revolving credit facility borrowings	—	(42)
Net borrowings on commercial paper	—	440
Dividends paid	(106)	(102)
Repurchases of common stock	—	(127)
Employee taxes on certain share-based payment arrangements	(14)	(25)
Other financing activities, net	(5)	(3)
Net cash used in financing activities	(625)	(46)
Change in cash and cash equivalents	(488)	(419)
Cash and cash equivalents, beginning of period	831	430
Cash and cash equivalents, end of period	$343	$11
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$55	$157
Cash paid for interest	$42	$51
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$6	$9

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures as defined by SEC Regulation G and indicated by a footnote in the text of this release. Definitions for the non-GAAP measures, and related reconciliations, are provided below. Because not all companies use identical definitions or calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Segment Operating Income and Segment Operating Margin We internally manage our operations by reference to segment operating income and segment operating margin and use these measures to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin. We use shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin to evaluate our core operating performance. We believe these measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue. Shipbuilding revenue is the sum of revenues of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.

Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission Technologies revenues.

Free Cash Flow. We use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. We believe free cash flow is an important measure that may be useful to investors and other users of our financial statements because it provides insight into our current and period-to-period performance and our ability to generate cash from continuing operations. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2025	2024	2025	2024
Ingalls revenues	$724	$712	$1,361	$1,367
Newport News revenues	1,603	1,535	2,999	2,969
Mission Technologies revenues	791	765	1,526	1,515
Intersegment eliminations	(36)	(35)	(70)	(69)
Sales and Service Revenues	3,082	2,977	5,816	5,782

Operating Income	163	189	324	343
Operating FAS/CAS Adjustment	6	15	16	32
Non-current state income taxes	3	(1)	3	(2)
Segment Operating Income	172	203	343	373
As a percentage of sales and service revenues	5.6%	6.8%	5.9%	6.5%
Ingalls segment operating income	54	56	100	116
As a percentage of Ingalls revenues	7.5%	7.9%	7.3%	8.5%
Newport News segment operating income	82	111	167	193
As a percentage of Newport News revenues	5.1%	7.2%	5.6%	6.5%
Mission Technologies segment operating income	36	36	76	64
As a percentage of Mission Technologies revenues	4.6%	4.7%	5.0%	4.2%

Reconciliation of Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$823	$(9)	$428	$(211)
Less capital expenditures:
Capital expenditure additions	(96)	(90)	(163)	(165)
Grant proceeds for capital expenditures	3	—	3	3
Free cash flow	$730	$(99)	$268	$(373)

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2025	2024	2025	2024
Mission Technologies sales and service revenues	$791	$765	$1,526	$1,515

Mission Technologies segment operating income	$36	$36	$76	$64
Mission Technologies depreciation expense	3	2	6	5
Mission Technologies amortization expense	23	25	45	50
Mission Technologies state tax expense	2	2	4	4
Mission Technologies EBITDA	$64	$65	$131	$123
Mission Technologies EBITDA margin	8.1%	8.5%	8.6%	8.1%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com